UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 ____________________

FORM 8-K

  ____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2024

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Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West

Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

  ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On July 1, 2024, Catheter Precision, Inc. (the “Company”) issued a press release announcing its preliminary unaudited revenue for the second quarter and six months ended June 30, 2024.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on form 8-K and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Issuance of Securities in Private Placement

On July 2, 2024, the Company issued 814,228 shares of its common stock in connection with the conversion of 1,303 shares of its outstanding Series A Convertible Preferred Stock.  The conversion occurred on July 1, 2024.  Each share of Series A Convertible Preferred Stock is convertible into approximately 625 shares of common stock.  The common stock was issued pursuant to the exemption contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the "Act"), which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.  The shares issued have been registered for resale on an effective registration statement on Form S-1.

Item 8.01.  Other Events.

Reverse Stock Split

The Company intends to effect a reverse stock split of its common stock at a ratio of 1 post-split share for every 10 pre-split shares. The reverse stock split will become effective at 12:01 A.M. Eastern Time, on July 15, 2024. The Company's common stock will continue to be traded on the NYSE American under the symbol “VTAK” and will begin trading on a split-adjusted basis when the market opens on July 15, 2024. The new CUSIP number for the Company’s common stock following the reverse stock split will be 74933X 609.

At a special meeting of stockholders held on July 3, 2024, the Company's stockholders granted the Company's Board of Directors the discretion to effect a reverse stock split of the Company's common stock through an amendment to its Amended and Restated Certificate of Incorporation, as amended, at a ratio of not less than 1-for-5 and not more than 1-for-15, with such ratio to be determined by the Company's Board of Directors. The Board of Directors of Company approved the final split ratio of 1-for-10 and the effective date of July 15, 2024.

At the effective time of the reverse stock split, every 10 shares of the Company's issued common stock will be converted automatically into one issued share of common stock without any change in the par value per share. Stockholders holding shares through book entry on the Company’s records will have their shares automatically adjusted to reflect the 1-for-10 reverse stock split. It is not necessary for stockholders holding shares of the Company's common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares of common stock will be issued in connection with the reverse split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive  their pro rata portion of the net proceeds obtained from the aggregation and sale by the exchange agent of the fractional shares resulting from the reverse stock split (reduced by any customary brokerage fees, commissions and other expenses).

The reverse stock split will reduce the number of issued shares of the Company's common stock from 8,387,631 shares to approximately 838,763 shares. Proportional adjustments will be made to the number of shares of the Company's common stock issuable upon exercise or conversion of the Company’s equity awards and warrants and other convertible securities, as well as the applicable exercise price, to the extent applicable. Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to the Company's transfer agent, Equiniti Trust Company, via email at https://equiniti.com/us/ast-access/individuals and select GET HELP or by telephone at (800) 937-5449 or (718) 921-8124.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 16 2024, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://catheterprecision.com.

The Company reserves the right to abandon the reverse stock split at any time prior to its effectiveness, and there is no guarantee that it will become effective.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release Issued on July 1, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: July 3, 2024	By:	/s/ Margrit Thomassen
Margrit Thomassen
Interim Chief Financial Officer and Secretary

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